As filed with the Securities and Exchange Commission on November 21, 2003
                                                    Registration No. 333-72764
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                FIRSTENERGY CORP.
             (Exact Name of Registrant as Specified in Its Charter)

           Ohio                                     34-1843785
(State or Other Jurisdiction of          (I.R.S. Employer Identification No.)
  corporation or Organization)

                              76 South Main Street
                                Akron, Ohio 44308
          (Address of Principal Executive Offices, Including Zip Code)

                      --------------------------------------


         GPU Companies Employee Savings Plan for Nonbargaining Employees
        GPU Companies Employee Savings Plan for Employees Represented by
                             IBEW System Council U-3
        GPU Companies Employee Savings Plan for Employees Represented by
                        IBEW Local 459 and UWUA Local 180
 GPU Companies Employee Savings Plan for Employees Represented by IBEW Local 777
                            (Full Title of the Plan)

                      --------------------------------------


David W. Whitehead                         Copy to:
Corporate Secretary                        Edward W. Moore, Esq.
FirstEnergy Corp.                          Calfee, Halter & Griswold LLP
76 South Main Street                       1400 McDonald Investment Center
Akron, Ohio 44308                          800 Superior Avenue
(330) 384-4400                             Cleveland, Ohio 44114
                                           (216) 622-8200

 (Name, Address and Telephone Number, Including Area Code, of Agent for Service)

                      --------------------------------------

        Explanatory Statement In Connection With the Filing of a Related Registration Statement on Form S-8 Filed Pursuant to Instruction E of Form S-8

         Contemporaneously with the filing of this Post-Effective Amendment No. 1 to its Registration Statement on Form S-8 (File No. 333-72764) (this "Registration Statement"), FirstEnergy Corp., an Ohio corporation (the "Company"), is filing with the Securities and Exchange Commission (the "Commission") a new Registration Statement on Form S-8. The new Registration Statement (the "New Registration Statement") relates to the registration, among other offers and sales of shares of the Company's common stock, par value $0.10 per share, of the offer and sale of 133,867 shares of common stock (the "Carryover Shares") pursuant to the FirstEnergy Corp. Savings Plan (the "Savings Plan"). The Savings Plan is sponsored by the Company.

         The Company had originally registered the Carryover Shares pursuant to this Registration Statement in anticipation of offering interests in the Company's common stock to participants in the GPU Companies Employee Savings Plan for Nonbargaining Employees, the GPU Companies Employee Savings Plan for Employees Represented by IBEW System Council U-3, the GPU Companies Employee Savings Plan for Employees Represented by IBEW Local 459 and UWUA Local 180 and the GPU Companies Employee Savings Plan for Employees Represented by IBEW Local 777 (collectively, the "GPU Plans"). Under the terms of the Agreement and Plan of Merger, dated as of August 8, 2000, between the Company and GPU, Inc., a Pennsylvania corporation ("GPU"), GPU was merged into the Company (the "Merger"). As a result of the Merger, interests in the Company's common stock were offered to participants under the terms of the GPU Plans upon and after the Merger. Following the filing of this Amendment No. 1, the Carryover Shares are no longer available for new offers or sales under the GPU Plans.

         On January 7, 2003, the GPU Plans were merged into the Savings Plan and, as a result, the Savings Plan is the successor to the GPU Plans. The Company desires to have the Carryover Shares be included among the shares of common stock for which offers and sales under the Savings Plan are registered under the New Registration Statement.

         Consequently, in accordance with the principles set forth in Interpretation 89 under Section G, "Securities Act Forms" of the Manual of Publicly Available Telephone Interpretations of the Division of Corporation Finance of the Commission (July 1997 as supplemented) and Instruction E to Form S-8, (1) the Company is registering the offer and sale of the Carryover Shares pursuant to the Savings Plan by means of the New Registration Statement, (2) the registration fee of $1,130 allocable to the Carryover Shares, which the Company paid to the Commission in connection with the original filing of this Registration Statement, is carried over to the New Registration Statement, and
(3) this Registration Statement is being amended on a post-effective basis to describe the change from the GPU Plans to the Savings Plan, and accordingly, no shares remain registered hereunder which have not been sold.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Akron, State of Ohio, on this 21st day of November, 2003.

                                FIRSTENERGY CORP.

                                By:/s/ David W. Whitehead
                                   --------------------------------------------
                                   David W. Whitehead
                                   Corporate Secretary (Duly Authorized Officer)

                                POWER OF ATTORNEY

         Each of the undersigned directors and officers of the Company, individually as such director and/or officer, hereby makes, constitutes and appoints H. Peter Burg and David W. Whitehead, and each of them, singly or jointly, with full power of substitution, as his or her true and lawful attorney-in-fact and agent to execute in his or her name, place and stead, in any and all capacities, and to file with the Commission, any and all post-effective amendments to this Registration Statement, which post-effective amendment may make such changes in the Registration Statement as the Company deems appropriate, hereby ratifying and confirming all that each of said attorneys-in-fact, or his, her or their substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


      Signature                              Title                                     Date
      ---------                              -----                                     ----

/s/H. Peter Burg
-----------------------------    Chairman of the Board and Chief
H. Peter Burg                    Executive Officer (Principal Executive            November 19, 2003
                                 Officer)

/s/Anthony J. Alexander
-----------------------------    President,  Chief Operating  Officer and
Anthony J. Alexander             Director                                          November 19, 2003

/s/Richard H. Marsh
-----------------------------    Senior Vice President and Chief
Richard H. Marsh                 Financial Officer (Principal Financial            November 19, 2003
                                 Officer)

/s/Harvey L. Wagner
-----------------------------    Vice President, Controller and Chief
Harvey L. Wagner                 Accounting Officer (Principal
                                 Accounting Officer)                               November 19, 2003


                                                  3




     Signature                              Title                                      Date
     ---------                              -----                                      ----


/s/Paul T. Addison
-----------------------------                                                      November 19, 2003
Paul T. Addison                  Director

/s/Carol A. Cartwright
-----------------------------                                                      November 19, 2003
Carol A. Cartwright              Director

/s/William T. Cottle
-----------------------------                                                      November 19, 2003
William T. Cottle                Director

/s/Robert B. Heisler, Jr.
-----------------------------                                                      November 19, 2003
Robert B. Heisler, Jr.           Director

/s/Robert L. Loughhead
-----------------------------                                                      November 19, 2003
Robert L. Loughhead              Director

/s/Russell W. Maier
-----------------------------                                                      November 19, 2003
Russell W. Maier                 Director

/s/John M. Pietruski
-----------------------------                                                      November 19, 2003
John M. Pietruski                Director

/s/Robert N. Pokelwaldt
-----------------------------                                                      November 19, 2003
Robert N. Pokelwaldt             Director

/s/Paul J. Powers
-----------------------------                                                      November 19, 2003
Paul J. Powers                   Director

/s/Catherine A. Rein
-----------------------------                                                      November 19, 2003
Catherine A. Rein                Director

/s/Robert C. Savage
-----------------------------                                                      November 19, 2003
Robert C. Savage                 Director

/s/George M. Smart
-----------------------------                                                      November 19, 2003
George M. Smart                  Director

/s/Jesse T. Williams, Sr.
-----------------------------                                                      November 19, 2003
Jesse T. Williams, Sr.           Director

/s/Dr. Patricia K. Woolf
-----------------------------                                                      November 19, 2003
Dr. Patricia K. Woolf            Director


       The Plans. Pursuant to the requirements of the Securities Act of 1933, as amended, the trustees (or other persons who administer the employee benefit plans) have duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Morristown, State of New Jersey, on this 19th day of November, 2003.

                                           GPU COMPANIES EMPLOYEE SAVINGS
                                             PLAN FOR NONBARGAINING
                                             EMPLOYEES

                                           By: /s/Carole B. Snyder
                                               -------------------------------
                                               Carole B. Snyder
                                               Chairperson
                                               Administrative Committee

                                           GPU COMPANIES EMPLOYEE SAVINGS
                                             PLAN FOR EMPLOYEES
                                             REPRESENTED BY IBEW SYSTEM
                                             COUNCIL U-3

                                           By: /s/Carole B. Snyder
                                               -------------------------------
                                               Carole B. Snyder
                                               Chairperson
                                               Administrative Committee


                                           GPU COMPANIES EMPLOYEE SAVINGS
                                             PLAN FOR EMPLOYEES
                                             REPRESENTED BY IBEW LOCAL 459
                                             AND UWUA LOCAL 180

                                           By: /s/Carole B. Snyder
                                               -------------------------------
                                               Carole B. Snyder
                                               Chairperson
                                               Administrative Committee

                                           GPU COMPANIES EMPLOYEE SAVINGS
                                             PLAN FOR EMPLOYEES
                                             REPRESENTED BY IBEW  LOCAL 777


                                           By: /s/Carole B. Snyder
                                               -------------------------------
                                               Carole B. Snyder
                                               Chairperson
                                               Administrative Committee